As filed with the Securities and Exchange Commission on October 1, 2010
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

Unify Corporation
(Exact name of registrant as specified in its charter)
___________

Delaware	94-2710559
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
___________

1420 Rocky Ridge Drive, Suite 380
Roseville, CA 95661
(Address of principal executive offices) (Zip code)
___________

Unify Corporation 2010 Stock Plan
Number of shares allocated: 1,500,000
(Full title of the plan)
___________

Steven D. Bonham, Chief Financial Officer
Unify Corporation
1420 Rocky Ridge Drive, Suite 380
Roseville, CA 95661
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (916) 218-4700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one:)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of Securities to be	Amount to be	offering price per	Proposed maximum	Amount of registration
Registered(1)	Registered(2)	share(3)	aggregate offering price(3)	fee
Unify Corporation 2010 Stock Plan
Common Stock $0.001 par value	1,500,000	$3.19	$4,785,000	$342

(1)	The securities to be registered include options and rights to acquire the Common Stock of Unify Corporation.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on September 29, 2010, as reported on the National Association of Securities Dealers Automated Quotations system.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Unify Corporation (the “Company”) hereby incorporates by reference in this registration statement the following documents:

     (a) The Company’s annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s fiscal year ended April 30, 2010, as filed with the Securities and Exchange Commission on July 12, 2010 (File Number 001-11807).

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on June 6, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

     Inapplicable.

Item 6. Indemnification of Directors and Officers

     Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. Article Sixteenth of our Restated Certificate of Incorporation, as amended, eliminates the liability of each of our directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, employees and agents of a corporation. The Delaware General Corporation Law also provides that a Delaware corporation may purchase insurance on behalf of any such director, officer, employee or agent. Article Eleventh of our Restated Certificate of Incorporation, as amended, provides for indemnification of our officers and directors to the full extent permitted by the Delaware General Corporation Law. We carry insurance policies which cover our individual directors and officers for legal liability and which would pay on our behalf for expenses of indemnifying directors and officers in accordance with our Restated Certificate of Incorporation, as amended.

Item 7. Exemption From Registration Claimed

     Inapplicable.

Item 8. Exhibits

4.1	Restated Certificate of Incorporation of Unify Corporation is incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission effective April 6, 1996 (File No. 333-3834).

4.2	Amendment to Restated Certificate of Incorporation of Unify Corporation is incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on December 18, 2007 (File No. 001-11807).

4.3	Amended Bylaws of Unify Corporation are incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 12, 2010 (File No. 001-11807).

5.1	Legal Opinion of DLA Piper LLP (US).

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included in signature pages to this registration statement).

99	Unify Corporation 2010 Stock Plan is incorporated by reference to the Company’s Proxy Statement on DEF 14A filed with the Securities and Exchange Commission on July 26, 2010 (File No. 001-11807).

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on October 1, 2010.

UNIFY CORPORATION

By:	/s/ STEVEN D. BONHAM
Steven D. Bonham
Chief Financial Officer

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of Unify Corporation is incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission effective April 6, 1996 (File No. 333-3834).

4.2	Amendment to Restated Certificate of Incorporation of Unify Corporation is incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on December 18, 2007 (File No. 001-11807).

4.3	Amended Bylaws of Unify Corporation are incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 12, 2010 (File No. 001-11807).

5.1	Legal Opinion of DLA Piper LLP (US).

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included in signature pages to this registration statement).

99	Unify Corporation 2010 Stock Plan is incorporated by reference to the Company’s Proxy Statement on DEF 14A filed with the Securities and Exchange Commission on July 26, 2010 (File No. 001-11807).